As filed with the Securities and Exchange Commission on January 24, 2002.

                                               Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                        CROWN CORK & SEAL COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

                                One Crown Way
 Pennsylvania          Philadelphia, Pennsylvania 19154          23-1526444
  (State of          (Address of principal     (Zip Code)     (I.R.S. Employer
Incorporation)         executive offices)                    Identification No.)


                        CROWN CORK & SEAL COMPANY, INC.
                  2001 STOCK-BASED INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)


                         William T. Gallagher, Esquire
                 Vice President, Secretary and General Counsel
                        Crown Cork & Seal Company, Inc.
                                 One Crown Way
                        Philadelphia, Pennsylvania 19154
                    (Name and address of agent for service)
                                 (215) 698-5100
         (Telephone number, including area code, of agent for service)

                                With a Copy to:
                            Thomas A. Ralph, Esquire
                           William G. Lawlor, Esquire
                                    Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-4000


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title Of                            Proposed          Proposed
Securities        Amount            Maximum           Maximum         Amount Of
  To Be           To Be             Offering          Aggregate     Registration
Registered       Registered     Price Per Share(1)  Offering Price(1)    Fee
--------------------------------------------------------------------------------
Common Stock
par value $5.00  6,000,000 shares    $3.595          $21,570,000      $1,984.44
per share (2)(3)
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $3.595 per share, the average high and low prices of Common Stock, par value $5.00 per share ("Common Stock"), of Crown Cork & Seal Company, Inc. as reported on the New York Stock Exchange on January 22, 2002.

(2) Includes associated Rights to Purchase Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing Common Stock, and will be transferred with and only with Common Stock.

(3) Also registered hereby are such additional indeterminate number of shares of Common Stock or other securities as may become issuable by reason of adjustments pursuant to the anti-dilution provisions of the Plan.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents of Crown Cork & Seal Company, Inc. (the "Registrant") which we have filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a) The Registrant's annual report for the fiscal year ended December 31, 2000, filed on Form 10-K, filed on March 30, 2001.

(b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001, and September 30, 2001 filed on May 11, 2001, August 9, 2001 and November 14, 2001, respectively and all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2000.

(c) The description of the Common Stock of the Registrant contained in the Registrant's Form 8-B Registration Statement filed with the Commission on May 2, 1989 (Registration No. 1-2227), and with respect to the Registrant's Common Stock Purchase Rights, the description of the Common Stock Purchase Rights contained in the Registrant's Form 8-A filed on August 10, 1995, including any amendment or report filed for the purpose of updating such descriptions.

(d) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Under the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), Pennsylvania corporations have the power to indemnify any person acting as a representative of the corporation against liabilities incurred in such capacity provided certain standards are met, including good faith and the belief that the particular action or failure to take action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. A corporation is required to indemnify representatives of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. In all other cases, if a representative of the corporation acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as may be otherwise provided by a corporation's bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification so otherwise provided may not, however, be made if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses (including attorney's fees) incurred in defending any such action may be paid by the corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaws provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant, against all liability, loss and expense (including attorney's fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any proceeding by or in the right of the Registrant. The Registrant's Bylaws also provide that expenses incurred by a director or officer in defending (or acting as a witness in) a proceeding may (and following a "change of control of the Company" shall) be paid by the Registrant in advance of the final disposition of such proceeding, subject to the provisions of applicable law, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant under applicable law. Additionally, the Registrant's Bylaws limit directors' personal liability for monetary damages for any action taken, or any failure to take any action, unless (i) the director has breached or failed to perform the duties of his or her office under the PBCL's standard of care and justifiable reliance provisions and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, these provisions do not apply to the responsibility or liability of a director pursuant to any criminal statute or the payment of taxes pursuant to local, state or federal law. The Registrant has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of the Registrant in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

--------------------------------------------------------------------------------
Exhibit No.         | Document
-----------         | --------
--------------------------------------------------------------------------------
4.1                 | Amended  and  Restated  Articles  of  Incorporation of the
                    | Registrant (incorporated  by  reference  to Exhibit 3.1 of
                    | the Registrant's Statement on Form 8-A dated  February 20,
                    | 1996 (File No. 1-2227)).
--------------------------------------------------------------------------------
4.2                 | Amended and Restated Rights Agreement, dated as of May 25,
                    | 2000,  between  the  Registrant  and  First Chicago  Trust
                    | Company  of  New  York  (incorporated   by   reference  to
                    | Exhibit   1  to  Amendment   No.  1  to  the  Registrant's
                    | Registration  Statement on  Form  8-A, dated  May 30, 2000
                    | (File No. 1-2227)).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
5.1 | Opinion of Dechert (Counsel to the Registrant) as to the | legality of the securities being registered.
--------------------------------------------------------------------------------
23.1                | Consent of PricewaterhouseCoopers, LLP.
--------------------------------------------------------------------------------
24.2                | Power of Attorney (included in Signature Page).
--------------------------------------------------------------------------------


Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on this 24th day of January, 2002.

                           CROWN CORK & SEAL COMPANY, INC.



                           By: /s/ John W. Conway
                               -------------------------------------------------
                               John W. Conway
                               Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Conway, Alan W. Rutherford and William T. Gallagher, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities indicated on the date indicated.



        Signature                             Title
        ---------                             -----


/s/ John W. Conway
---------------------------
John W. Conway             Chairman of the Board and Chief Executive Officer
                           (Principal Executive Officer)

/s/ Alan W. Rutherford
---------------------------
Alan W. Rutherford         Vice Chairman of the Board, Executive Vice President,
                           Chief Financial Officer (Principal Financial Officer)


/s/ Thomas A. Kelly
---------------------------
Thomas A. Kelly            Vice President and Corporate Controller
                           (Principal Accounting Officer)


/s/ Jenne K. Britell
---------------------------
Jenne K. Britell           Director




---------------------------
Arnold W. Donald           Director

/s/ Marie L. Garibaldi
---------------------------
Marie L. Garibaldi         Director




/s/ Hans J. Loliger
---------------------------
Hans J. Loliger            Director



/s/ John B. Neff
---------------------------
John B. Neff               Director



/s/ James L. Pate
---------------------------
James L. Pate              Director



/s/ Thomas A. Ralph
---------------------------
Thomas A. Ralph            Director




---------------------------
Hugues du Rouret           Director



/s/ Harold A. Sorgenti
---------------------------
Harold A. Sorgenti         Director